UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 4, 2009
______________________________

P.A.M. TRANSPORTATION SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15057	71-0633135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

297 West Henri De Tonti, Tontitown, Arkansas 72770
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (479) 361-9111

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 4, 2009, P.A.M. Transportation Services, Inc. issued a news release announcing that it has filed a shelf registration statement on Form S-3 with the Securities and Exchange Commission (“SEC”) to offer to the public from time to time in one or more offerings shares of its common stock, preferred stock, rights and warrants up to a total aggregate offering amount of $16,051,511.  The securities will be offered at prices and on terms to be determined at the time of any such offering.  The registration statement also registers up to 1,572,136 secondary shares of the Company’s common stock held by our Chairman and controlling stockholder, Matthew T. Moroun, who may offer the shares for resale to the public from time to time in one or more offerings at prices and on terms to be determined at the time of any such offering.  A copy of the news release is attached hereto as Exhibit 99.1.

The registration statement on Form S-3 has not yet been declared effective by the SEC.  The securities may not be sold and offers to buy may not be accepted prior to the time the registration statement becomes effective.  This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits. The following exhibit is furnished with this Report:

Exhibit No.	Description
99.1	News release issued by the Registrant on December 4, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P.A.M. TRANSPORTATION SERVICES, INC.
(Registrant)

Date: December 4, 2009	By:	/s/ Larry J. Goddard
Larry J. Goddard
Vice President of Finance, Chief Financial Officer, Secretary and Treasurer

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